Exhibit 99.1

NEWS RELEASE

Contacts: Randy Guba, CFO
FOR IMMEDIATE RELEASE	Integrated Electrical Services, Inc.
713-860-1500

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600

INTEGRATED ELECTRICAL SERVICES ANNOUNCES
DEPARTURE OF GROUP VICE PRESIDENT

HOUSTON — March 8, 2010 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced that Tom Vossman, Group Vice President of IES Commercial and Industrial, is leaving the Company to accept a position as President and Chief Executive Officer of a privately-held firm outside of the industry.  The Company intends to fill the position, and, in the interim, Michael J. Caliel, President and Chief Executive Officer of IES, will serve as acting head of IES Commercial and Industrial.

Mr. Caliel stated, “Tom’s operational and leadership skills were important as we restructured operations within our business segments and consolidated our Commercial and Industrial groups.   Today, there is an experienced leadership team in place in our Commercial and Industrial Group to take the business forward, and we wish Tom success in his new endeavor.”

Integrated Electrical Services, Inc. is a leading national provider of electrical and communications contracting solutions for the commercial, industrial and residential markets. From office buildings to wind farms to housing developments, IES designs, builds and maintains electrical and communications systems for a diverse array of customers, projects and locations.  For more information about IES, please visit www.ies-co.com.

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